Exhibit 99.1

AGBA Group Appoints Bob Diamond as Chairman and Announces Atlas Merchant Capital as Strategic Advisor

HONG KONG (19 September 2023) - NASDAQ-listed, AGBA Group Holding Limited (“AGBA”, “The Group”), the leading one-stop financial supermarket in Hong Kong, announced the appointment of Mr. Bob Diamond as the Chairman of the AGBA Board, effective immediately. AGBA has also engaged Atlas Merchant Capital (“Atlas”) as its strategic advisor for its forthcoming phase of expansion.

Mr. Diamond brings decades of financial services experience, an established leadership track record, as well as deep credibility in global finance to the Board. Mr. Diamond is the CEO of Atlas and formerly served as CEO of Barclays Bank PLC. Atlas is a global investment firm founded by Mr. Diamond and Mr. David Schamis, offering debt and equity investment strategies to invest in public and private markets through its differentiated expertise in financial services and credit markets.

AGBA has previously stated that a primary reason for its listing on NASDAQ is to expand its product-base and establish a global presence. With the addition of Mr. Diamond, the Group firmly believes that AGBA will be able to accelerate the implementation of its strategic vision, setting the stage for long-term success.

AGBA is Asia’s leading investment advisor (equivalent to a Registered Investment Advisor “RIA” in the U.S.), providing financial advice and distributing life insurance and asset management products to individuals. The Group has long identified significant demand for unique investment assets in the United States from clients across Asia, especially in the Greater Bay Area of China. The strategic advisory relationship with Atlas represents a significant milestone for AGBA.

AGBA believes in the capabilities and strengths of OnePlatform, its integrated digital platform for financial intermediaries. The technology and infrastructure of OnePlatform are designed and built to be portable to key markets in the U.S., Canada and the United Kingdom. Working in collaboration with Atlas as a strategic advisor, the Group seeks to drive the global expansion of OnePlatform through organic growth, strategic partnerships, and acquisitions.

Mr. Bob Diamond, Founding Partner and Chief Executive Officer of Atlas Merchant Capital and Chairman of AGBA Group said: “I am thrilled to be working with Wing-Fai and AGBA and for Atlas Merchant Capital to be a strategic advisor. I look forward to our companies growing, working and investing together.”

Mr. Wing-Fai Ng, Group President, AGBA Group Holding Limited said: “Bob, David, Jeroen Nieuwkoop (our Chief Strategy Officer) and I have known and worked with each other for decades. All of us at AGBA are elated to be working with Bob, David and the Atlas team in capturing growth and leading transformation in our financial industries. It is a privilege to be working with them again. Personally, there is nothing in business better than working together with consummate professionals you know and trust.”

The latest press release is available on the Company’s website, please visit www.agba.com/ir

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business. For more information about AGBA, please visit www.agba.com

About Atlas Merchant Capital LLC:

Atlas Merchant Capital LLC was founded to participate in compelling market opportunities in the financial services sector. Based in New York and London, the company was founded by Bob Diamond and David Schamis, who, together with their partners, form a complementary partnership with extensive operating and investing expertise across the financial services landscape. Learn more by visiting www.atlasmerchantcapital.com.

Media and Investor Relations Contact:

Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500 George Trefgarne george@boscobelandpartners.com Nicholas Gardner ngardner@boscobelandpartners.com
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

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